CERTIFICATE OF AMENDMENT OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           MEDITRUST OPERATING COMPANY



         We, the undersigned, being the duly elected Chief Executive Officer and Secretary of Meditrust Operating Company (the "Company"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify:

         FIRST, That at a meeting held on April 3, 1998, the Board of Directors of the Company approved proposed amendments of the Restated Certificate of Incorporation of the Company, declaring said amendments to be advisable and authorizing the proposed amendments to be presented to the stockholders of the Company for their consideration at the Special Meeting of Shareholders held on June 18, 1998. The resolutions setting forth the proposed amendments are as follows:
         That the Company amend Article Fourth of its Restated Certificate of Incorporation to increase the authorized capital of the Company to provide for 25,000,000 shares of Excess Stock by replacing Section 1 and adding a new
Section 5 as follows:

                  "SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 331,000,000, of which 270,000,000 shares of the par value of $.10 each are to be a class designated Common Stock, 6,000,000 shares of the par value of $.10 each are to be of a class designated Preferred Stock, 30,000,000 shares of the par value of $.10 each are to be of a class designated Series Common Stock and 25,000,000 of the par value $.10 each are to be of a class designated Excess Stock."

                  "SECTION 5. The terms and conditions applicable to shares of Excess Stock are set forth in Article Thirteenth hereof."


         That the Company amend its Restated Certificate of Incorporation by adding thereto Article Thirteenth, in the form attached hereto as Exhibit A.

         SECOND, That at the Special Meeting of Shareholders held on June 18, 1998, and pursuant to notice duly given, the holders of a majority of the outstanding shares of the Company's Common Stock voted in favor of the amendments.

         THIRD, That the above-referenced amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, as amended.

         IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed on behalf of Meditrust Operating Company by its duly authorized officers this 15th day of July, 1998.

                                              Meditrust Operating Company


                                              By /s/ Abraham D. Gosman
                                                 -------------------------------
                                                 Abraham D. Gosman, its Chief
                                                 Executive Officer



ATTEST:


/s/ Michael J. Bohnen
-----------------------------
Michael J. Bohnen
Secretary

                                                                       EXHIBIT A


THIRTEENTH:

         Section 13.1. Restrictions on Ownership and Transfer of Equity Stock.
                       -------------------------------------------------------

         (a) Definitions. For purposes of this Article Thirteenth, the following terms shall have the meanings set forth below:

         "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such Person, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such Person through the application of the constructive ownership rules of Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h)(1)(B) of the Code as if the Corporation were a real estate investment trust (a "REIT") as defined in the Code, and (iii) the number of shares of Equity Stock which such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that for the purposes of calculating the foregoing, no share shall be counted more than once. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

         "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 13.2(d).

         "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

         "Equity Stock" shall mean the common stock, par value $.10 per share, and the preferred stock, par value $.10 per share of the Corporation and Operating Company.

         "Look-Through Entity" shall mean a Person that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code as modified by Section 856(h)(3) of the Code as if the Corporation were a REIT or (ii) registered under the Investment Company Act of 1940.

         "Look-Through Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 9.8% of the number of outstanding shares of such Equity Stock.

         "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for paired shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under Section 2(e) of the Pairing Agreement by the value of a paired share most recently determined under Section 2(e) of the Pairing Agreement (the "Valuation Percentage").

         "Non-Transfer Event" shall mean an event (other than a purported Transfer) that would (a) cause any Person (other than a Look-Through Entity) to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Own- ership Limit, (b) cause any Look-Through Entity to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look- Through Ownership Limit, (c) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT) by fewer than 100 persons within the meaning of
Section 856(a)(5) of the Code as if the Corporation were a REIT, (d) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code as if the Corporation were a REIT, or (e) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code as if the Corporation were a REIT. Non-Transfer Events include but are not limited to (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock that results in changes in Beneficial Ownership or Constructive Ownership of shares of Equity Stock.

         "Ownership Limit" shall mean, with respect to any class or series of Equity Stock, 9.25% of the number of outstanding shares of such class or series of Equity Stock. For purposes of computing the percentage of shares of any class or series of Equity Stock of the Corporation that is Beneficially Owned by any Person, any shares of Equity Stock of the Corporation which are deemed to be Beneficially Owned by such Person pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding.

         "Pairing Agreement" shall mean the Pairing Agreement, dated as of December 20, 1979, by and between Santa Anita Realty Enterprises, Inc. (the predecessor of Meditrust Corporation) and Santa Anita Operating Company (the predecessor of Meditrust Operating Company), as amended from time to time in accordance with the provisions thereof.

         "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 13.2(h).

         "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company, limited liability company or any other entity and (b) a "group" as that term is defined for purposes of Rule 13d-5 of the Exchange Act.

         "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from being or becoming the owner of record title to shares of Equity Stock by the provisions of Section 13.2(a).

         "Restriction Termination Date" shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of Meditrust Corporation to attempt to, or continue to, qualify under the Code as a REIT.

         "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if shares of Equity Stock are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

         "Trust" shall mean any separate trust created and administered in accordance with the terms of Section 13.2, for the exclusive benefit of any Beneficiary.

         "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof. The Trustee shall be designated by the Corporation and the Operating Company in accordance with the Pairing Agreement.

         (b) Restriction on Ownership and Transfer.
             --------------------------------------

                  (i) Except as provided in Section 13.1(d), until the Restriction Termination Date, (i) no Person (other than a Look-Through Entity) shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and no Look-Through Entity shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Look-Through Ownership Limit, (ii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Person (other than a Look-Through Entity) Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock, and
(iii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Look-Through Entity Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (ii) Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code if the Corporation were a REIT shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code as if the Corporation were a REIT, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (iii) Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Code as if the Corporation were a REIT, shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code as if the Corporation were a REIT, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (iv) Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

         (c) Owners Required to Provide Information. Until the Restriction Termination Date:

                  (i) Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code as if the Corporation were a REIT, of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request to ensure compliance with the restrictions in this Section 13.1.

                  (ii) Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT (as if the Corporation were a REIT) and to ensure compliance with the Ownership Limit or the Look-Through Ownership Limit, as the case may be.

         (d) Exception. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in subsections (b)(ii) through (iv) of this
Section 13.1 would not be violated, may exempt a Person from the Ownership Limit or Look-Through Ownership Limit, provided that (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code as if the Corporation were a REIT or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in the real property of a tenant of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code as if the Corporation were a REIT and (B) such Person agrees in writing that any violation or attempted violation of the Ownership Limit or Look-Through Ownership Limit will result in the conversion of such shares into shares of Excess Stock pursuant to Section 13.2(a).

         (e) New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

         Section 13.2. Excess Stock.
                       -------------

         (a) Conversion into Excess Stock.

                  (i) If, notwithstanding the other provisions contained in this Article Thirteenth, prior to the Restriction Termination Date, there is a purported Transfer or Non- Transfer Event such that any Person (other than a Look-Through Entity) would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or such that any Person that is a Look-Through Entity would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit, then, (i) except as otherwise provided in Section 13.1(d), the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or the Look- Through Ownership Limit, as the case may be, (ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section 13.2(d) and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  (ii) If, notwithstanding the other provisions contained in this Article Thirteenth, prior to the Restriction Termination Date, there is a purported Transfer or Non- Transfer Event that, if effective, would (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code as if the Corporation were a REIT or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code as if the Corporation were a REIT, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall be deemed to be a Prohibited Owner and shall cease to own any right or interest) in such number of shares of

Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT) by fewer than 100 persons within the meaning of
Section 856(a)(5) of the Code as if the Corporation were a REIT, (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code as if the Corporation were a REIT or (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code as if the Corporation were a REIT, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section 13.2(d) and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  (iii) Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

                  (iv) Upon the conversion into Excess Shares (pursuant to the Certificate of Incorporation of Meditrust Corporation) of any shares of any class or series of Meditrust Corporation stock that are paired with a class or series of shares of Equity Stock, pursuant to the Pairing Agreement, such shares of Equity Stock shall likewise be converted into an equal number of shares of Excess Stock and be paired with such converted shares of Meditrust Corporation, pursuant to the Pairing Agreement.

         (b) Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of
Section 13.1(b) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 13.1(b), the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

         (c) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section 13.1(b), or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to subsections (a) and (d) of this Section 13.2, shall immediately give written notice to the

Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non- Transfer Event, as the case may be, on the Corporation's status as a REIT (determined as if the Corporation were a REIT).

         (d) Ownership in Trust. Upon any Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section 13.2(a), such Excess Stock shall be automatically transferred to a Trust to be held for the exclusive benefit of the Beneficiary. The Corporation and the Operating Company shall name a Beneficiary for each Trust. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

         (e) Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Article Thirteenth, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

         (f) Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Equity

Stock that is paired, shall equal the price per paired share multiplied by the most recent Valuation Percentage) and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

         (g) Voting Rights. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such shares of Excess Stock, and the Prohibited Owner shall be deemed to have given, as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion of the shares of Equity Stock into shares of Excess Stock and the transfer of such shares to a Trust pursuant to subsections (a) and (d) of this Section 13.2, an irrevocable proxy to the Trustee to vote the shares of Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires.

         (h)      Designation of Permitted Transferee.

                  (i) The Trustee shall have the exclusive and absolute right to designate one or more Permitted Transferees of any and all shares of Excess Stock if the Corporation fails to exercise its option with respect to such shares pursuant to Section 13.2(j) hereof within the time period set forth therein. As soon as practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the shares of Excess Stock, the Trustee shall designate any one or more Persons as Permitted Transferees; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section 13.1(b) and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to subsections
(a) and (d) of this Section 13.2.

                  (ii) Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section 13.2(h), the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock acquired by

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the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock.

                  (iii) The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section 13.2(i).

                  (iv) If the Transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the transfer restrictions set forth in
Section 13.1(b), such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in subsection (h)(ii) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock. Such shares of Equity Stock shall be automatically reconverted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article Thirteenth shall apply to such shares, including, without limitation, the provisions of subsections (h) through (j) of this Section 13.2 with respect to any future Transfer of such shares by the Trust.

         (i) Compensation to Record Holder of Shares of Equity Stock that are Converted into Shares of Excess Stock. Any Prohibited Owner shall be entitled (following discovery of the shares of Excess Stock and subsequent designation of the Permitted Transferee in accordance with Section 13.2(h) or following the acceptance of the offer to purchase such shares in accordance with Section 13.2(j) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i)(a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (b) in the case of a Non- Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer or (ii) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with this
Section 13.2(i) or Section 13.2(j). Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 13.2(i) shall be distributed to the Beneficiary in accordance with the provisions of Section 13.2(h). Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section
13.2 by, such Trustee or the Corporation.

         (j) Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of
(a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date on which the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in shares of Excess Stock previously has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 13.2(c).

         Section 13.3. Remedies Not Limited. Nothing contained in this Article Thirteenth shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Meditrust Corporation's status as a REIT and to ensure compliance with the requirements of the Pairing Agreement and with the restrictions set forth in Section 13.1.

         Section 13.4. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article Thirteenth, including any definition contained in Section 13.1(a), the Board of Directors shall have the power to determine the application of the provisions of this Article Thirteenth with respect to any situation based on the facts known to it.

         Section 13.5. Legend. Each certificate for shares of Equity Stock shall bear the following legend:

         "The shares of Meditrust Corporation and Meditrust Operating Company represented by this combined certificate are subject to restrictions in the respective Certificates of Incorporation of each company which prohibit (a) any Person (other than a Look-Through Entity) (as such terms are defined in the respective Certificates of Incorporation of each company) from Beneficially Owning or Constructively Owning (as these terms are defined in the respective Certificates of Incorporation of each company) in excess of 9.25% of the number of outstanding shares of any class or series of Equity Stock (as that term is defined in the respective Certificates of Incorporation of each company), (b) any Look-Through Entity from Beneficially Owning or Constructively Owning in excess of 9.8% of the number of outstanding shares of any class or series of Equity Stock, (c) any Person from acquiring or maintaining any ownership interest in the stock of either company that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) Article Thirteenth of the respective Certificates of Incorporation of each company and (d) any transfer of shares of any class or series of Equity Stock of either company that are paired pursuant to the Pairing Agreement, dated as of December 20, 1979, between the two companies, as amended from time to time in accordance with the provisions thereof (the "Pairing Agreement"), except in combination with an equal number of shares of the other company in accordance with the respective Certificates of Incorporation of each company and the Pairing Agreement, copies of which are on file with the transfer agent named on the face hereof, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions.

         Meditrust Corporation and Meditrust Operating Company will furnish without charge to each stockholder who so requests a copy of the relevant provisions of the respective Certificates of Incorporation of each company, a copy of the Pairing Agreement and a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that each company is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of either company or to the transfer agent named on the face hereof."

         Section 13.6. Severability. Each provision of this Article Thirteenth shall be severable and an adverse determination as to any such provision shall be in no way affect the validity of any other provision.

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